EXHIBIT 99


                  Exhibit 99 to the Annual Report on Form 10-K
                   for the Fiscal Year Ended December 31, 2002

     Cautionary Statements Regarding "Safe Harbor" Provisions of the Private
                    Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Forward-looking statements may appear in periodic reports filed with the Securities and Exchange Commission (including the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q), in press releases, in the Company's Annual Report to Stockholders and other reports to stockholders, and in other communications made by the Company. These forward-looking statements can be identified by their use of words such as "anticipates," "expects," "is confident," "plans," "could," "will," "believes," "estimates," "forecasts," "projects" and other words of similar meaning. These forward-looking statements address various matters including:

     o our anticipated results of operations, liquidity position, financial condition and capital resources;

     o the benefits that we expect will result from our business activities and certain transactions we announced or completed, such as increased revenues, decreased expenses and avoided expenses and expenditures;

     o statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts;

     o the future impact of presently known trends, including those with respect to product performance and competition;

     o anticipated developments relating to PREVNAR sales; PREMPRO/PREMARIN performance; competitor ANDA filings for EFFEXOR XR and ALTACE; and ENBREL, PREMARIN and PREVNAR product supply;

     o expectations regarding the impact of potential litigation relating to PREMPRO; the nationwide class action settlement relating to REDUX and PONDIMIN; and additional litigation charges related to REDUX and PONDIMIN, including those for opt outs from the national settlement.

All forward-looking statements address matters involving numerous assumptions, risks and uncertainties, which may cause actual results to differ materially from those expressed or implied by us in those statements. Accordingly, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Additionally, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. As permitted by the Private Securities Litigation Reform Act of 1995, the Company is hereby filing the following cautionary statements identifying important factors, which among others, could cause the Company's actual results to differ materially from expected and historical results:


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Economic factors over which we have no control such as changes in business and economic conditions, including, but not limited to, inflation and fluctuations in interest rates and foreign currency exchange rates;

Increasing pricing pressures, both in and outside the United States, resulting from continued consolidation among health care providers, rules and practices of managed care groups and institutional and governmental purchasers, judicial decisions and governmental laws and regulations relating to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general;

Competitive factors, such as (i) new products developed by our competitors that have lower prices or superior performance features or that are otherwise competitive with our current products; (ii) technological advances and patents attained by our competitors; (iii) changes in promotional regulations or practices; (iv) development of alternative therapies; (v) potential generic competition for PREMARIN and for other health care products as such products mature and patents or marketing exclusivity expire on such products; (vi) problems with licensors, suppliers and distributors; (vii) business combinations among our competitors and major customers; and (viii) ability to attract and retain management and other key employees;

Government laws and regulations affecting U.S. and international operations, including (i) trade, monetary and fiscal policies and taxes; (ii) price controls; (iii) changes in governments and legal systems; and (iv) regulatory approval processes affecting approvals of products and licensing, including, without limitation, uncertainties of the FDA approval process that may delay or prevent the approval of new products and result in lost market opportunity;

Difficulties and delays inherent in pharmaceutical research, product development, manufacturing and commercialization, such as, (i) failure of new product candidates to reach market due to efficacy or safety concerns, inability to obtain necessary regulatory approvals and the difficulty or excessive cost to manufacture; (ii) the inability to identify viable new chemical compounds; (iii) difficulties in successfully completing clinical trials; (iv) difficulties in manufacturing complex products, particularly biological products, on a commercial scale; (v) difficulty in gaining and maintaining market acceptance of approved products; (vi) seizure or recall of products; (vii) the failure to obtain, the imposition of limitations on the use of, or loss of patent and other intellectual property rights; (viii) failure to comply with current Good Manufacturing Practices and other applicable regulations and quality assurance guidelines that could lead to temporary manufacturing shutdowns, products shortages and delays in product manufacturing; and (ix) other manufacturing or distribution problems;

Difficulties or delays in product manufacturing or marketing, including but not limited to, the inability to build up production capacity commensurate with demand, such as supply shortages of ENBREL, PREMARIN and PREVNAR, the inability of our suppliers to provide raw material, or the failure to predict market demand for or to gain market acceptance of approved products;

Unexpected safety or efficacy concerns arising with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals, regulatory action on the part of the FDA (or foreign counterparts) or declining sales, including a continuing adverse effect on sales of PREMPRO and other PREMARIN family products as a result of the findings from the Women's Health Initiative study evaluating hormone replacement therapy released in July 2002, the related new prescribing information for those products approved by the FDA in January 2003, and the findings from the Woman's Health Initiative study evaluating the use of estrogen plus progestin therapy on the development of dementia and mild cognitive impairment released in February 2003;


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Growth in costs and expenses, changes in product mix, and the impact of any acquisitions or divestitures, restructuring and other unusual items that could result from evolving business strategies, evaluation of asset realization and organizational restructuring;

Legal difficulties, any of which can preclude or delay commercialization of products or adversely affect profitability, such as (i) product liability litigation related to our products including, without limitation, litigation associated with DIMETAPP, ROBITUSSIN, PREMPRO, thimerosal and our former diet drug products, REDUX and PONDIMIN; (ii) claims asserting violations of antitrust, securities, or other laws; (iii) tax matters; (iv) intellectual property disputes or changes in intellectual property legal protections and remedies; (v) environmental matters, including obligations under the Comprehensive Environmental Response, Compensation and Liability Act, commonly known as Superfund; and (vi) complying with the consent decree with the FDA;

Fluctuations in buying patterns of major distributors, retail chains and other trade buyers which may result from seasonality, pricing, wholesaler buying decisions or other factors; and

Changes in accounting standards promulgated by the Financial Accounting Standards Board, the Emerging Issues Task Force, the Securities and Exchange Commission, and the American Institute of Certified Public Accountants, which may require adjustments to our financial statements.

This list should not be considered an exhaustive statement of all potential risks and uncertainties.